Exhibit 99.1

Willdan Reports Third Quarter 2013 Financial Results

ANAHEIM, Calif., November 7, 2013 (BUSINESS WIRE) — Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), today announced financial results for its third quarter ended September 27, 2013.

For the third quarter of 2013, Willdan reported total contract revenue of $21.2 million and net income of $0.8 million, or $0.11 per share.

Tom Brisbin, Willdan’s Chief Executive Officer, stated: “While third quarter revenue declined slightly from the year-ago period, we reported positive earnings and cash flow for the quarter. Our energy projects have continued to ramp up as planned and we continue to expect a profitable year.”

Third Quarter 2013 Results

For the third quarter of fiscal 2013, revenue was $21.2 million, down $0.4 million, or 1.8%, from the comparable period last year. On a sequential basis, revenue was up $0.7 million, or 3.3%, from the second quarter of 2013. Income from operations was $0.9 million for the third quarter of fiscal 2013, as compared to income from operations of $1.4 million for the comparable period last year and $0.7 million for the second quarter of 2013.

Net income was $0.8 million for the third quarter of 2013, the same as for the comparable period last year. Net income was $0.7 million for the second quarter of 2013.

Basic and diluted earnings per share for the third quarter of fiscal 2013 and the comparable period last year were $0.11.

Willdan generated $1.8 million in cash flow from operations in the third quarter of fiscal 2013.

Nine Months 2013 Results

For the nine months ended September 27, 2013, revenue was $63.0 million, as compared to $70.5 million for the comparable period last year. Income from operations was $2.1 million for the nine months ended September 27, 2013 as compared to a loss from operations of $20.5 million for the comparable period last year. Net income was $1.9 million for the nine months ended September 27, 2013 as compared to a net loss of $17.6 million for the comparable period last year.

Basic and diluted earnings per share for the nine months ended September 27, 2013 were $0.26, as compared to a basic and diluted loss per share of $2.41 for the comparable period last year.

Willdan generated $4.2 million in cash flow from operations in the nine months ended September 27, 2013.

	Three Months Ended		Nine Months Ended
In thousands (except per share data)	September 27, 2013	September 28, 2012	September 27, 2013	September 28, 2012
Revenue	$21,167	$21,547	$63,048	$70,496

Income (loss) from operations	882	1,420	2,057	(20,480)
Interest income	3	2	8	4
Interest expense	(9)	(28)	(86)	(80)
Other, net	10	(14)	35	(35)
Income tax expense (benefit)	44	593	85	(2,991)
Net income (loss)	$842	$787	$1,929	$(17,600)

Earnings (loss) per share
Basic	$0.11	$0.11	$0.26	$(2.41)
Diluted	$0.11	$0.11	$0.26	$(2.41)

Weighted average shares outstanding:
Basic	7,359	7,315	7,349	7,303
Diluted	7,526	7,315	7,443	7,303

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines Adjusted EBITDA as net income (loss) plus net interest expense, income tax expense (benefit), depreciation and amortization, goodwill impairment, lease abandonment expense, net and other non-recurring income and expense items occurring in such period. Willdan’s definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures. This measure should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, or GAAP, such as net income. Willdan believes Adjusted EBITDA enables management to separate non-recurring income and expense items from its results of operations to provide a more normalized and consistent view of operating performance on a period-to-period basis. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes. Willdan also believes Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes the impact of certain non-recurring income and expense items from its operational results, which may facilitate comparison of its results from period to period.

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income from operations or net income as an indicator of operating performance or any other GAAP measure.

Adjusted EBITDA increased $7.3 million to $2.6 million for the nine months ended September 27, 2013 from $(4.7) million for the comparable period last year.

The following is a reconciliation of net income (loss) to Adjusted EBITDA:

	Nine Months Ended
In thousands	September 27, 2013	September 28, 2012
Net income (loss)	$1,929	$(17,600)
Interest income	(8)	(4)
Interest expense	86	80
Income tax expense (benefit)	85	(2,991)
(Gain) loss on sale of assets	(3)	17
Depreciation and amortization	452	569
Impairment of goodwill	—	15,208
Lease abandonment expense, net	13	27
Adjusted EBITDA	$2,554	$(4,694)

Liquidity and Capital Resources

Willdan had $10.4 million in cash and cash equivalents, including restricted cash, at September 27, 2013.  Willdan has available a $5.0 million revolving line of credit with Wells Fargo Bank, National Association, with no outstanding borrowings at September 27, 2013.

Conference Call and Webcast

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Kimberly Gant plan to host a conference call on November 7, 2013 at 5:00 p.m. Eastern/2:00 p.m. Pacific, to discuss Willdan’s financial results.

Interested parties may participate in the conference call by dialing 877-941-6010 (480-629-9772 for international callers). When prompted, ask for the “Willdan Group, Inc., Third Quarter 2013 Conference Call.” The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through November 22, 2013, by dialing 800-406-7325 (303-590-3030 for international callers).  The replay access code is 4645884. The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Founded in 1964, Willdan is a provider of professional technical and consulting services to public agencies at all levels of government, public and private utilities and commercial and industrial firms. Willdan provides a broad range of services to clients throughout the United States, including engineering and planning, energy efficiency and sustainability, economic and financial consulting, and national preparedness and interoperability. For additional information, visit Willdan’s website at www.willdan.com.

Forward-Looking Statements

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s SEC reports including, but not limited to, the Annual Report on Form 10-K for the year ended December 28, 2012 filed on March 26, 2013 and the Quarterly Report on Form 10-Q for the quarter ended March 29, 2013 filed on May 9, 2013. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 27, 2013	December 28, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents, including restricted cash	$10,354,000	$10,006,000
Accounts receivable, net of allowance for doubtful accounts of $589,000 and $303,000 at September 27, 2013 and December 28, 2012, respectively	10,393,000	15,484,000
Costs and estimated earnings in excess of billings on uncompleted contracts	9,565,000	9,860,000
Other receivables	62,000	95,000
Prepaid expenses and other current assets	1,570,000	1,782,000
Total current assets	31,944,000	37,227,000

Equipment and leasehold improvements, net	774,000	979,000
Other intangible assets, net	—	12,000
Other assets	314,000	307,000
Deferred income taxes, net of current portion	3,452,000	3,452,000
Total assets	$36,484,000	$41,977,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$1,169,000	$1,188,000
Borrowings under line of credit	—	3,000,000
Accounts payable	3,432,000	6,983,000
Accrued liabilities	5,926,000	5,306,000
Billings in excess of costs and estimated earnings on uncompleted contracts	2,614,000	3,419,000
Current portion of notes payable	24,000	628,000
Current portion of capital lease obligations	140,000	152,000
Current portion of deferred income taxes	3,452,000	3,452,000
Total current liabilities	16,757,000	24,128,000

Capital lease obligations, less current portion	86,000	124,000
Deferred lease obligations	155,000	374,000
Total liabilities	16,998,000	24,626,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized: 7,375,000 and 7,335,000 shares issued and outstanding at September 27, 2013 and December 28, 2012, respectively	74,000	73,000
Additional paid-in capital	34,628,000	34,423,000
Accumulated (deficit) earnings	(15,216,000)	(17,145,000)
Total stockholders’ equity	19,486,000	17,351,000
Total liabilities and stockholders’ equity	$36,484,000	$41,977,000

v

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2013	2012	2013	2012

Contract revenue	$21,167,000	$21,547,000	$63,048,000	$70,496,000

Direct costs of contract revenue (exclusive of depreciation and amortization shown separately below):
Salaries and wages	6,136,000	5,680,000	18,108,000	17,613,000
Subconsultant services and other direct costs	5,836,000	5,610,000	17,336,000	27,987,000
Total direct costs of contract revenue	11,972,000	11,290,000	35,444,000	45,600,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	4,947,000	5,075,000	15,433,000	17,342,000
Facilities and facilities related	1,167,000	1,224,000	3,504,000	3,659,000
Stock-based compensation	36,000	50,000	124,000	181,000
Depreciation and amortization	125,000	163,000	401,000	518,000
Lease abandonment (recovery), net	—	(3,000)	13,000	27,000
Impairment of goodwill	—	—	—	15,208,000
Other	2,038,000	2,328,000	6,072,000	8,441,000
Total general and administrative expenses	8,313,000	8,837,000	25,547,000	45,376,000
Income (loss) from operations	882,000	1,420,000	2,057,000	(20,480,000)

Other income (expense), net:
Interest income	3,000	2,000	8,000	4,000
Interest expense	(9,000)	(28,000)	(86,000)	(80,000)
Other, net	10,000	(14,000)	35,000	(35,000)
Total other expense (income), net	4,000	(40,000)	(43,000)	(111,000)
Income (loss) before income tax expense (benefit)	886,000	1,380,000	2,014,000	(20,591,000)

Income tax expense (benefit)	44,000	593,000	85,000	(2,991,000)
Net income (loss)	$842,000	$787,000	$1,929,000	$(17,600,000)

Earnings (loss) per share:
Basic	$0.11	$0.11	$0.26	$(2.41)
Diluted	$0.11	$0.11	$0.26	$(2.41)

Weighted-average shares outstanding:
Basic	7,359,000	7,315,000	7,349,000	7,303,000
Diluted	7,526,000	7,315,000	7,443,000	7,303,000

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 27, 2013	September 28, 2012
Cash flows from operating activities:
Net income (loss)	$1,929,000	$(17,600,000)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	452,000	569,000
Deferred income taxes	—	(3,584,000)
Impairment of goodwill	—	15,208,000
Lease abandonment expense, net	13,000	27,000
(Gain) loss on sale of equipment	(3,000)	17,000
Provision for doubtful accounts	219,000	793,000
Stock-based compensation	118,000	181,000
Changes in operating assets and liabilities:
Accounts receivable	4,872,000	1,910,000
Costs and estimated earnings in excess of billings on uncompleted contracts	295,000	9,518,000
Other receivables	33,000	47,000
Prepaid expenses and other current assets	212,000	652,000
Other assets	(7,000)	30,000
Accounts payable	(3,551,000)	(3,236,000)
Accrued liabilities	620,000	(2,656,000)
Billings in excess of costs and estimated earnings on uncompleted contracts	(805,000)	2,855,000
Deferred lease obligations	(232,000)	(126,000)
Net cash provided by operating activities	4,165,000	4,605,000

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(248,000)	(275,000)
Proceeds from sale of equipment	16,000	14,000
Net cash used in investing activities	(232,000)	(261,000)

Cash flows from financing activities:
Changes in excess of outstanding checks over bank balance	(19,000)	(281,000)
Payments on notes payable	(604,000)	(582,000)
Borrowings under line of credit	266,000	11,663,000
Repayments on line of credit	(3,266,000)	(8,919,000)
Principal payments on capital lease obligations	(50,000)	(126,000)
Proceeds from stock option exercise	15,000	10,000
Proceeds from sales of common stock under employee stock purchase plan	73,000	120,000
Net cash (used in) provided by financing activities	(3,585,000)	1,885,000
Net increase in cash and cash equivalents	348,000	6,229,000
Cash and cash equivalents, including restricted cash, at beginning of the period	10,006,000	3,001,000
Cash and cash equivalents, including restricted cash, at end of the period	$10,354,000	$9,230,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$86,000	$79,000
Income taxes	164,000	59,000

Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital lease obligations	$60,000	$93,000

SOURCE:  Willdan Group, Inc.

Contact:

Willdan Group, Inc.

Kimberly Gant

Chief Financial Officer

Tel: 714-940-6300

kgant@willdan.com

or

Financial Profiles, Inc.

Moira Conlon

Tel: 310-478-2700 x11

mconlon@finprofiles.com